Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2021 RESULTS

NEW YORK, NY, April 28, 2021 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended March 31, 2021.

First Quarter Highlights

•	Net earnings of $0.40 per share
•	Funds From Operations (“FFO”) of $0.44 per share
•	Adjusted Funds From Operations (“AFFO”) of $0.47 per share
•	Invested an aggregate of $30.3 million across nine properties

“The continued stability of our core portfolio and the strength of our tenants’ operating businesses resulted in another quarter of growth at Getty. We delivered strong financial results while effectively executing on our strategic growth plans, including investing more than $30 million in our target asset classes,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “As we look ahead, we are excited about the depth of our acquisition and redevelopment pipelines, and believe that our conservatively leveraged balance sheet and access to capital provide ample capacity to support our ongoing focus on growth opportunities.”

Net Earnings

The Company reported net earnings for the quarter ended March 31, 2021 of $17.9 million, or $0.40 per share, as compared to net earnings of $12.7 million, or $0.30 per share, for the same period in 2020.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended March 31, 2021 was $19.9 million, or $0.44 per share, as compared to $20.0 million, or $0.47 per share, for the same period in 2020.

AFFO for the quarter ended March 31, 2021 was $20.9 million, or $0.47 per share, as compared to $19.3 million, or $0.46 per share, for the same period in 2020.

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from Rental Properties

For the quarter ended March 31, 2021, revenues from rental properties increased 6.6%, or $2.3 million, to $37.0 million, as compared to $34.7 million for the same period in 2020, including rental income contractually due from tenants of $33.5 million, as compared to $31.4 million for the same period in 2020.

The growth in revenues from rental properties was primarily due to incremental revenue from properties acquired by the Company in 2020 and the first quarter of 2021, as well as contractual rent increases for certain in-place leases.

Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which are reimbursed by tenants pursuant to the terms of triple-net lease agreements, were $3.8 million and $3.3 million for the quarters ended March 31, 2021 and 2020, respectively.

Property Costs

Property costs were $5.3 million for the quarter ended March 31, 2021, as compared to $4.9 million for the same period in 2020.

The change in property costs was principally due to an increase in reimbursable real estate taxes, partially offset by reductions in rent expense and expenses related to property redevelopments.

Environmental Expenses

Environmental expenses were $0.5 million for the quarter ended March 31, 2021, as compared to $0.2 million for the same period in 2020.

The change in environmental expenses was principally due to a $0.5 million increase in environmental remediation costs and estimates, partially offset by a $0.2 million reduction in environmental professional fees.

Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

General and Administrative Expenses

General and administrative expenses were $5.5 million for the quarter ended March 31, 2021, as compared to $4.1 million for the same period in 2020.

General and administrative expenses increased approximately $1.2 million principally due to non-recurring retirement costs, other employee-related expenses and certain professional fees.

Impairment Charges

Impairment charges were $0.8 million for the quarter ended March 31, 2021, as compared to $1.0 million for the same period in 2020.

Impairment charges for the quarter ended March 31, 2021 were primarily attributable to the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values.

Portfolio and Redevelopment Activities

Acquisitions

During the quarter ended March 31, 2021, the Company acquired fee simple interests in six car wash properties for $21.9 million.  The properties are located in the Cincinnati (OH), Lexington (KY), Louisville (KY) and San Antonio (TX) metropolitan areas.

In addition, the Company advanced construction loans in the amount of $8.4 million, including accrued interest, for the development of three new-to-industry convenience stores in the Charleston (SC) metropolitan area.  The Company expects to acquire the properties via a sale-leaseback transaction at the end of the construction period.

Redevelopments

As of March 31, 2021, the Company was actively redeveloping six properties and was in various stages of feasibility planning for the recapture of other select properties from its net lease portfolio that are suitable for redevelopment, including five properties for which the Company has signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Dispositions

During the quarter ended March 31, 2021, the Company sold five properties for aggregate gross proceeds of $8.4 million and recorded a gain of $7.3 million on the dispositions.

Balance Sheet

As of March 31, 2021, the Company had $525.0 million of outstanding indebtedness with a weighted average interest rate of 4.2% and weighted average maturity of 7.3 years.

The Company’s indebtedness consisted of an aggregate principal amount of $525.0 million of senior unsecured notes. There were no borrowings outstanding under the Company’s bank credit agreement which provides the Company with $300.0 million of undrawn capacity on its unsecured revolving credit facility.

Total cash and cash equivalents were $33.8 million as of March 31, 2021.

2021 Guidance

The Company reaffirms its 2021 AFFO guidance of $1.86 to $1.88 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not otherwise assume additional investment or capital markets activities for the remainder of 2021. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, April 29, 2021 at 8:30 a.m. EST. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, April 29, 2021 beginning at 11:30 a.m. EST through 11:59 p.m. EST, Thursday, May 6, 2021. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13718390.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust (“REIT”) in the United States specializing in the acquisition, ownership, leasing, financing and redevelopment of convenience stores, gasoline stations and other automotive-related and retail real estate, including express car washes, automotive service centers, automotive parts retailers and select other properties. As of March 31, 2021, the Company owned 902 properties and leased 58 properties from third-party landlords in 35 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and the cumulative effect of accounting changes. The Company’s definition of AFFO is defined as FFO less (i) certain revenue recognition adjustments (defined below), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the Company’s core operating performance. Specifically, FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. However, GAAP net earnings and FFO typically include certain other items that the Company excludes from AFFO, including the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”) that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash and/or unusual items such as changes in environmental estimates, environmental accretion expense, non-cash allowance for credit losses on notes and mortgages receivable and direct finance leases, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, property acquisition costs expensed and loss on extinguishment of debt that do not impact the Company’s recurring cash flow and which are not indicative of the Company’s core operating performance.

The Company pays particular attention to AFFO which the Company believes provides a more accurate depiction of the Company’s core operating performance than either GAAP earnings or FFO. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2021 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS RELATING TO THE COVID-19 PANDEMIC AND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Real estate:
Land	$712,020	$707,613
Buildings and improvements	552,796	537,272
Construction in progress	750	734
	1,265,566	1,245,619
Less accumulated depreciation and amortization	(193,632)	(186,964)
Real estate held for use, net	1,071,934	1,058,655
Real estate held for sale, net	—	872
Real estate, net	1,071,934	1,059,527
Investment in direct financing leases, net	76,094	77,238
Notes and mortgages receivable	19,140	11,280
Cash and cash equivalents	31,831	55,075
Restricted cash	1,979	1,979
Deferred rent receivable	44,890	44,155
Accounts receivable	2,539	3,811
Right-of-use assets - operating	23,462	24,319
Right-of-use assets - finance	707	763
Prepaid expenses and other assets, net	69,896	71,365
Total assets	$1,342,472	$1,349,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$25,000
Senior unsecured notes, net	523,868	523,828
Environmental remediation obligations	48,722	48,084
Dividends payable	17,690	17,332
Lease liability - operating	24,391	25,045
Lease liability - finance	3,367	3,541
Accounts payable and accrued liabilities	43,891	47,081
Total liabilities	661,929	689,911
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 44,366,488 and 43,605,759 shares issued and outstanding, respectively	444	436
Additional paid-in capital	743,305	722,608
Dividends paid in excess of earnings	(63,206)	(63,443)
Total stockholders’ equity	680,543	659,601
Total liabilities and stockholders’ equity	$1,342,472	$1,349,512

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Revenues from rental properties	$36,951	$34,650
Interest on notes and mortgages receivable	329	713
Total revenues	37,280	35,363
Operating expenses:
Property costs	5,272	4,935
Impairments	776	1,031
Environmental	513	221
General and administrative	5,509	4,068
Depreciation and amortization	8,437	7,097
Total operating expenses	20,507	17,352

Gain on dispositions of real estate	7,219	869

Operating income	23,992	18,880

Other income, net	64	495
Interest expense	(6,129)	(6,675)
Net earnings	$17,927	$12,700

Basic earnings per common share:
Net earnings	$0.40	$0.30

Diluted earnings per common share:
Net earnings	$0.40	$0.30

Weighted average common shares outstanding:
Basic	43,872	41,383
Diluted	43,875	41,391

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net earnings	$17,927	$12,700
Depreciation and amortization of real estate assets	8,437	7,097
Gain on dispositions of real estate	(7,219)	(869)
Impairments	776	1,031
Funds from operations	19,921	19,959
Revenue recognition adjustments	343	69
Changes in environmental estimates	(308)	(788)
Accretion expense	461	466
Environmental litigation accruals	—	—
Insurance reimbursements	(29)	—
Legal settlements and judgments	—	(424)
Retirement costs	543	—
Adjusted funds from operations	$20,931	$19,282
Basic per share amounts:
Earnings per share	$0.40	$0.30
Funds from operations per share (1)	0.44	0.47
Adjusted funds from operations per share (1)	$0.47	$0.46
Diluted per share amounts:
Earnings per share	$0.40	$0.30
Funds from operations per share (1)	0.44	0.47
Adjusted funds from operations per share (1)	$0.47	$0.46
Weighted average common shares outstanding:
Basic	43,872	41,383
Diluted	43,875	41,391

(1)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended March 31,
	2021	2020
FFO	$439	$406
AFFO	462	392

Contacts:	Brian Dickman
Chief Financial Officer
(646) 349-6000

Investor Relations
(516) 349-0598
ir@gettyrealty.com